Exhibit 3.2

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
PLAN A PROMOTIONS, INC.

Pursuant to the provisions of the Utah Business Corporation Act, the undersigned Corporation hereby, adopts the following Articles of Amendment to its Articles of Incorporation.

I

The name of the Corporation is:

LOSTWOOD PROFESSIONAL SERVICES, INC.

II

The following amendments to the Articles of Incorporation were adopted by the Board of Directors of the Corporation, and shareholder approval was not required:

FIRST: Article I shall be amended as follows, to-wit:

The name of the Corporation is:

PLAN A PROMOTIONS, INC.

IN WITNESS WHEREOF, LOSTWOOD PROFESSIONAL SERVICES, INC., has caused this Certificate to be signed by Alycia Anthony, the company’s President.  This 13th day of July 2004.

_____________________________
Alycia Anthony, President

State of Utah
DEPARTMENT OF COMMERCE
Division of Corporations & Commercial Code
File Number ________________
Non-Refundable Processing Fee $37.00

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Articles of Amendment to Articles of Incorporation (Profit)

Pursuant to UCA §16-10a part 10, the individual named below causes this Amendment to the Articles of Incorporation to be delivered to the Utah Division of Corporations for filing, and states as follows:

1.         The name of the corporation is:   LOSTWOOD PROFESSIONAL SERVICES, INC.

2.         The date the following amendment(s) was adopted:   JULY 13, 2004

3.         If changing the corporation name, the new name of the corporation is: PLAN A PROMOTIONS, INC

4.         The text of each amendment adopted (include attachment is additional space needed):

5.	If providing for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
N/A

6.         Indicate the manner in which the amendment(s) was adopted (mark only one):
No shares have been issued for directors elected – Adopted by Incorporator(s)
No shares have been issued but directors have been elected – Adopted by the board of directors
Shares have been issued but shareholder action was not required – Adopted by the board of directors
The number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group – Adopted by the shareholders

7.         Delayed effective date (if not to be effective upon filing) ____________________ (not to exceed 90 days)

Under penalties of perjury, I declare that this Amendment of Articles of Incorporation has been examined by me and is, to the best of my knowledge and belief, true, correct and complete.

By:         Title:  PRESIDENT
Dated this 21st day of July, 2004

Mail In: PO Box 146705
Salt Lake City, UT  84114-6705
Walk In: 160 East 300 South, Main Floor
Information Center:  (801) 530-4849
Toll Free: (877) 526-3994 (within Utah)
Fax:  (801) 530-6438
Web Site: http://www.commerce.utah.gov/cor

Under GRAMA (63-2-201), all registration information maintained by the Division is classified as public record.  For confidentiality purposes, the business entity physical address may be provided rather than the residential or private address of any individual affiliated with the entity.